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                                                                 EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (No. 33-60267) on Form S-8 of Rainbow Technologies, Inc., of our report dated February 16, 1995, with respect to the balance sheet of Mykotronx, Inc., as of December 31, 1994, and the related statements of earnings, shareholders' equity and cash flows for the two years ended December 31, 1994, insofar as it relates to the data included in the consolidated financial statements and schedule of Rainbow Technologies, Inc., included in the 1995 Annual Report on Form 10-K.


                                                 KPMG Peat Marwick LLP

Los Angeles, California
March 29, 1996